Exhibit 99.1

FLEXSHOPPER, INC. ANNOUNCES EXCLUSIVE LEASE-TO-OWN SERVICES
AGREEMENT WITH TOP ELECTRONICS INTERNET RETAILER

Boca Raton, FL (May 28, 2014) - FlexShopper, Inc. (OTCQB Symbol: FPAY) is pleased to announce that it has signed an exclusive Lease-to-Own (“LTO”) Services Agreement with a top electronics internet retailer that has store and e-commerce operations generating more than $175 million in annual revenues. This client will utilize FlexShopper’s LTO technology platform in-store at checkout and will also electronically send its product feed to FlexShopper’s e-commerce marketplace. Both of these channels provide FlexShopper’s clients increased sales with consumers that don’t have cash or credit to make purchases.  Additionally, FlexShopper’s client may integrate FlexShopper’s patent pending LTO payment method at checkout on its e-commerce site.

Brad Bernstein, President, stated, “we are very pleased to sign this agreement because this retailer can employ our LTO technology and funding programs and maximize sales across all three of our channels: in-store, online and on our marketplace. This retailer along with many retailers are embracing “virtual” LTO because it helps increase their sales with over 50 million people that do not have cash or credit to acquire durable goods. We also anticipate that this new merchant relationship and their product feed will expand our e-commerce marketplace offering from over 16,000 items to nearly 100,000. We are pleased with our progress in becoming the ultimate marketplace and online destination for consumers to acquire durable goods including electronics, computers and furniture, on an affordable payment, lease basis.”

About FlexShopper
FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY) is a financial and technology company that provides the technology for retailers and etailers to enter into lease to own (LTO) transactions with consumers that want to obtain durable goods, but do not have sufficient cash or credit. FlexShopper also funds the LTO transactions by paying merchants for the goods and collecting from consumers under an LTO contract.

Management believes that the introduction of FlexShopper's LTO programs support broad untapped expansion opportunities within the U.S. consumer e-commerce and retail marketplaces. FlexShopper and its online LTO products will provide consumers the ability to acquire durable goods, including electronics, computers and furniture, on an affordable payment, lease basis. Concurrently, etailers and retailers that work with FlexShopper may substantially increase their sales by utilizing FlexShopper's online channels to connect with consumers that want to acquire products on an LTO basis.

Forward-Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports of Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:
FlexShopper, Inc.
Morry F. Rubin
Co-Chairman & CEO
561-353-1349
Morry.Rubin@flexshopper.com

Brad Bernstein, CPA
President & CFO
561-367-1504
Brad.Bernstein@flexshopper.com